ELECTION FORM             Exhibit 99.(a)(1)(C)

       THIS FORM MUST BE SENT VIA FACSIMILE OR HAND DELIVERY OR EMAILED TO
                          OPTIONEXCHANGE@DOCUMENTUM.COM

Documentum, Inc.
6801 Koll Center Parkway
Pleasanton, CA  94566-7047
Attn: Stock Administration

      I have received and carefully reviewed Documentum, Inc.'s Offer to Exchange, the cover letter and Summary of Terms dated May 7, 2001, sent to employees of Documentum, Inc. (the "Company") who hold options to purchase common stock of the Company under its 1993 Equity Incentive Plan and its 1996 Non-Officer Equity Incentive Plan (together the "Plans").

      Pursuant to the terms of the Offer, I elect to have one or more Eligible Options (as such term is defined in the Offer to Exchange) held by me, as specified below, cancelled in exchange for a right to receive New Options (as that term is defined in the Offer to Exchange). I hereby agree that, unless I revoke my election on or before 12:00 p.m. Pacific Daylight Time on June 6, 2001 (or a later expiration date if the Company extends the Offer), my election will be irrevocable and, if accepted by the Company, such surrendered Eligible Options will be cancelled in their entirety on June 6, 2001 (or a later expiration date if the Company extends the Offer). I understand that, subject to my continuous service through the grant date of the New Option, I will have the right to receive a New Option, to be granted between December 7, 2001 and December 11, 2001, on a date to be determined by the Company's Board of Directors, and as described in the Offer; provided, however, that any extension of the Offer will result in an equivalent extension of the grant date for the New Options.

[ ] I hereby elect to cancel, upon the terms and conditions stated in the Offer, the following Eligible Option(s):

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  Option      Option     Number of Shares to      Option     Option       Number of Shares to
  Number      Grant          be Exchanged         Number     Grant Date      be Exchanged
              Date
----------------------------------------------   ---------------------------------------------

----------------------------------------------   ---------------------------------------------

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

      I understand that any Eligible Options granted to me on or after December 6, 2000 will automatically be surrendered for cancellation under the Offer, even if such options are not listed above. I agree to deliver to the Company the original stock option grant form(s) for such options if requested by the Company. I acknowledge that I will have no right to exercise all or any part of the cancelled Eligible Option(s) after the date of this election (unless I revoke this election) and that such options will be cancelled as of June 6, 2001 (or a later expiration date if the Company extends the Offer).

      I FURTHER ACKNOWLEDGE AND AGREE THAT NEITHER THE ABILITY TO PARTICIPATE IN THE OFFER NOR ACTUAL PARTICIPATION IN THE OFFER SHALL BE CONSTRUED AS A RIGHT TO CONTINUED EMPLOYMENT WITH THE COMPANY (EXCEPT ON AN AT WILL BASIS). I AGREE THAT THE COMPANY HAS MADE NO REPRESENTATIONS OR WARRANTIES TO ME REGARDING THIS OFFER OR THE FUTURE PRICING OF THE COMPANY'S STOCK AND THAT MY PARTICIPATION IN THIS OFFER IS AT MY OWN DISCRETION. I AGREE THAT THE COMPANY SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN THIS OFFER.

[ ]   I DO NOT accept the offer to exchange options

                                            Date:
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        Optionee Signature

Name:                                       Identification Number:
        -----------------------------                             --------------
             (Please print)

Documentum, Inc. hereby agrees and accepts this Election Form, and such acceptance shall be binding on the Company's successors, assigns and legal representatives:

DOCUMENTUM, INC.

                                            Date:
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